                                                             Exhibit (a)(1)(iii)

                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF THE OUTSTANDING
                4.50% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2006
                                       OF
                        MILLENNIUM PHARMACEUTICALS, INC.
                  (ORIGINALLY ISSUED BY COR THERAPEUTICS, INC.)
                                 PURSUANT TO THE
                 CHANGE IN CONTROL NOTICE AND OFFER TO PURCHASE
                              DATED MARCH 14, 2002

              CUSIP NUMBERS: 217753 AE 2, 217753 AF 9, 217753 AG 7*


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            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M.,
    EASTERN TIME, ON MONDAY, APRIL 29, 2002, AND MAY NOT BE EXTENDED, EXCEPT
                         AS REQUIRED BY APPLICABLE LAW.
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                                                                  March 14, 2002
To our clients:

         Enclosed for your consideration is a Change in Control Notice and Offer to Purchase dated March 14, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, along with the Offer to Purchase and together with any amendments or supplements to such documents, collectively constitute the "Offer") in connection with the Offer by Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), to purchase for cash any and all of its outstanding 4.50% Convertible Senior Notes Due June 15, 2006 (the "Notes") at the Repurchase Price described below, upon the terms and subject to the conditions set forth in the Offer to Purchase. The Repurchase Price equals 100% of the principal amount of the Notes, plus interest accrued and unpaid through and including April 28, 2002. If the expiration date of the Offer is April 29, 2002, the repurchase price will equal $1,016.75 per $1,000 principal amount of Notes tendered. See the Offer to Purchase for definitions of capitalized terms used but not defined herein.

         A tender of the Notes held by us for your account can be made only by the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

         Your attention is directed to the following:

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*        The CUSIP numbers referenced above have been assigned by Standard &
         Poor's Corporation and are included solely for the convenience of holders of the Notes. Millennium, the Dealer Manager, the Paying Agent and the Trustee shall not be responsible for the selection or use of these CUSIP numbers, and no representation is made as to their correctness on the Notes or as indicated in any change in control notice, offer to purchase or letter of transmittal.

1. The Repurchase Price equals 100% of the principal amount of the Notes, plus interest accrued and unpaid through and including April 28, 2002. If the expiration date of the Offer is April 29, 2002, the repurchase price will equal $1,016.75 per $1,000 principal amount of Notes tendered.

2. The Offer and withdrawal rights will expire at 9:00 a.m., Eastern time, on April 29, 2002, and may not be extended, except as required by applicable law.

3. The Offer is being made pursuant to the terms of the Notes and the Indenture dated June 11, 2001, as amended, between Millennium (as successor to COR Therapeutics, Inc.) and U.S. Bank, N.A., (as successor to Firstar Bank, N.A.), as trustee, which provide that, following a Change in Control, each holder of Notes will have the right, at such holder's option, to require Millennium to purchase at the Repurchase Price all or a portion (which amount must be $5,000 or any greater integral multiple of $1,000 thereof) of such holder's Notes (a "Change in Control Right"). A Change in Control occurred on February 12, 2002, as described in the Offer to Purchase. The purpose of the Offer is to fulfill Millennium's obligations under the Indenture with respect to the Change in Control Right.

4.       The Offer is made for any and all of the outstanding Notes.

5. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Notes by Millennium pursuant to the Offer.

         The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Notes. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish to have us tender any or all of the Notes held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Notes, all such Notes will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF THE OUTSTANDING
                4.50% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2006
                                       OF
                        MILLENNIUM PHARMACEUTICALS, INC.
                  (ORIGINALLY ISSUED BY COR THERAPEUTICS, INC.)

         The undersigned acknowledge(s) receipt of your letter enclosing the Change in Control Notice and Offer to Purchase dated March 14, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, along with the Offer to Purchase and together with any amendments or supplements to such documents, collectively constitute the "Offer") relating to an Offer by Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), to purchase for cash any and all of its outstanding 4.50% Convertible Senior Notes Due June 15, 2006 (the "Notes") at the Repurchase Price (as defined in your letter), upon the terms and subject to the conditions set forth in the Offer to Purchase.

         This will instruct you to tender the principal amount of Notes indicated below (or, if no number is indicated below, the entire principal amount represented by all Notes) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


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Principal Amount of Notes to be Tendered*: $_______________________________
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                                    SIGN HERE
Signature(s):__________________________________________________________________

Please type or print
name(s):_______________________________________________________________________

Address:_______________________________________________________________________

Area Code and Telephone Number:________________________________________________

Dated:  _______________________, 2002

Tax Identification or Social Security Number:  ________________________________
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*        Unless otherwise indicated, it will be assumed that the entire principal amount of the Notes held by us for your account are to be tendered.